Exhibit 10.3

SECOND AMENDMENT

TO TRANSACTION SUPPORT AGREEMENT

This Second Amendment to Transaction Support Agreement (this “Second Amendment”), dated as of July 15, 2016, to that certain Transaction Support Agreement made and entered into as of April 18, 2016, as amended by that certain First Amendment dated as of May 6, 2016, (the “Transaction Support Agreement”), by and among (i) Foresight Energy LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries thereof, and Foresight Energy LP, a Delaware limited partnership (collectively, the “Partnership”) and

(ii) each of the banks and financial institutions from time to time party thereto (each a “Consenting Lender,” and collectively, the “Consenting Lenders”). Capitalized terms used in this Second Amendment and not otherwise defined shall have the meanings set forth in the Transaction Support Agreement.

RECITALS

WHEREAS, the Borrower entered into that certain Second  Amended and Restated Credit Agreement dated as of August 12, 2010, and amended and restated as of August 23, 2013, with Citibank, N.A., the lenders party thereto and the guarantors party thereto;

WHEREAS, pursuant to the Transaction Support Agreement, the Parties thereto agreed to support the Transaction contemplated under the Transaction Support Agreement and the Term Sheets attached thereto;

WHEREAS, the Partnership has requested certain amendments to the Transaction Support Agreement; and

WHEREAS, the parties hereto have agreed to amend the Transaction Support Agreement on the terms and conditions set forth in this Second Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Transaction Support Agreement. Effective as of the Amendment Effective Date (as defined below), the Partnership and the Consenting Lenders party hereto hereby amend and restate Section 7(iii) of the Transaction Support Agreement in its entirety as follows:

“iii. the Partnership fails to consummate the Transaction, including the Amendment, on or before July 22, 2016; provided, that such date may be extended to August 5, 2016, or such later date as agreed among the Partnership and the Consenting Lenders constituting “Required Lenders” under the Credit Agreement, only if the following conditions are satisfied: (i) the execution of (w) a transaction support agreement or similar agreement that replaces the Transaction Support Agreement (or amendment to the Transaction Support Agreement), (x) a replacement transaction support agreement or similar agreement and forbearance

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agreement (or amendments to the existing transaction support agreement and forbearance agreement) from Noteholders holding at least 66.67% of the principal amount of the Notes, (y) amendments to the existing forbearance agreement from the Consenting A/R Lenders and (z) a binding transaction support agreement or similar agreement from Foresight Reserves Investor Group, in each case setting forth in reasonable detail the terms of a modified Transaction and in form and substance satisfactory to Consenting Lenders that constitute “Required Lenders” under the Credit Agreement and (ii) the payment by the Borrower of a consent fee to each Consenting Lender that has executed that certain Second Amendment to the Transaction Support Agreement dated as of July 15, 2016 in an amount to be agreed among the Borrower and Consenting Lenders constituting “Required Lenders” under the Credit Agreement.”.

SECTION 2. Acknowledgements. Each of the parties hereto agrees and acknowledges that, notwithstanding anything contained in the Transaction Support Agreement to the contrary, and unless Consenting Lenders constituting “Required Lenders” under the Credit Agreement have notified the Borrower to cease doing so, (x) each Party is authorized and permitted to continue discussions with each other and with other key constituencies regarding consensual modifications to the terms of the Transaction and may take all appropriate steps in furtherance thereof, and (y) discussions and actions taken in respect of such consensual modifications to the terms of the Transaction shall not violate the terms of the Transaction Support Agreement or give rise to a Termination Event thereunder.

SECTION 3.  Effect of Amendment on the Transaction Support Agreement. Except as specifically amended or waived hereby, the terms and provisions of the Transaction Support Agreement are in all other respects ratified and confirmed and remain in full force and effect without modification or limitation. No reference to this Second Amendment need be made in any notice, writing or other communication relating to the Transaction Support Agreement, and any such reference to the Transaction Support Agreement shall be deemed a reference thereto as amended by this Second Amendment. This Second Amendment shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Transaction Support Agreement, any of the instruments or agreements referred to therein or a waiver of any breach under the Transaction Support Agreement, whether or not known to any Party thereto, or (ii) to prejudice any right or remedy which any Party to the Transaction Support Agreement may now have or have in the future under or in connection with the Transaction Support Agreement, or any of the instruments or agreements referred to therein, as applicable.

SECTION 4. Effectiveness of this Second Amendment. This Second Amendment shall become effective and binding on each Party on the date (such date, the “Amendment Effective Date”) (i) the Consenting Lenders party hereto receive signature pages hereto signed by the Partnership and (ii) counsel to the Partnership receives signature pages from Consenting Lenders who constitute “Required Consenting Lenders” as defined in the Transaction Support Agreement and “Required Lenders” as defined in the Credit Agreement, as required by Sections 7 and 13 of the Transaction Support Agreement.

SECTION 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE

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LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401), WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

SECTION 6. Counterparts; Electronic Execution. This Second Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Delivery of an executed copy of this Second Amendment shall be deemed to be a certification by each person executing this Second Amendment on behalf of a party hereto that such person and party hereto has been duly authorized and empowered to execute and deliver this Second Amendment and each other party hereto may rely on such certification. Execution copies of this Second Amendment may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, which shall be deemed to be an original for the purposes of this Second Amendment.

SECTION 7. Reference to Transaction Support Agreement. All references to the “Transaction Support Agreement”, “thereunder”, “thereof” or words of like import in the Transaction Support Agreement shall mean and be a reference to the Transaction Support Agreement as modified hereby and as may in the future be amended, restated, supplemented or modified from time to time.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Second Amendment to Transaction Support Agreement as of the date hereof.

FORESIGHT ENERGY LLC, on behalf of itself and each of its subsidiary guarantors

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

FORESIGHT ENERGY LP

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

[Signature Page to Second Amendment to Transaction Support Agreement]

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, a Consenting Lender

By: Name:

Title:

[Signature Page to Second Amendment to Transaction Support Agreement]

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